SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of June 3, 2009, is entered into between Abazias Inc., a Delaware corporation (Abazias-Delaware), a Delaware corporation (“Abazias”), and Jesus Diaz (the “Securityholder”).

WHEREAS, OmniReliant  Holdings, Inc. ("OmniReliant "), OmniReliant Acquisition Sub, Inc., a Nevada corporation, Abazias, Inc., a Delaware corporation (“Abazias”), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of the Abazias, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias Nevada have entered into an Agreement and Plan of Merger, dated as of April 29, 2009 (the “Merger Agreement”).

WHEREAS, in order to induce Abazias to enter into the Merger Agreement, Abazias has requested that the Securityholder, and the Securityholder has agreed to, enter into this Agreement with respect to all (i) common shares of the capital stock of Abazias (“Company Stock”) that the Securityholder beneficially owns as of the date of this Agreement and (ii) all additional securities of Abazias (including all shares of capital stock, options, warrants and other rights to acquire shares of capital stock of Abazias) of which the Securityholder acquires beneficial ownership during the period commencing on the date of this Agreement until its termination pursuant to the terms hereof (such Company Stock and additional securities and rights collectively, “Securities”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1 VOTING AGREEMENT; PROXY MATTERS

Section 1.01. Voting Agreement. The Securityholder hereby agrees to vote or exercise its right to consent with respect to all Securities that the Securityholder is entitled to vote at the time of any vote in favor of approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement at any meeting of the stockholders of Abazias, and at any adjournment or postponement thereof, at which the Merger Agreement, the Merger and/or the other transactions contemplated by the Merger Agreement (or any amended version thereof), are submitted for the consideration and vote of the stockholders of Abazias in accordance with the Merger Agreement. The Securityholder hereby agrees that, for so long as this Agreement is in effect, it will not vote any Securities in favor of, or consent to, and will vote the Securities it is entitled to vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of Abazias or any other extraordinary transaction involving Abazias or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement, in each case other than pursuant to the transactions contemplated by the Merger Agreement. In addition, the Securityholder agrees not to take, or commit or agree to take, any action inconsistent with the foregoing.

Section 1.02. Proxy Solicitations. The Securityholder hereby agrees that it will not, and will not permit any entity under Securityholder’s control or any of its or their respective officers, directors, employees, agents or other representatives to, (i) solicit proxies or become a “participant” in a “solicitation”, as such terms are defined in Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would reasonably be expected to compete with, impede, interfere with or attempt to discourage the consummation of the Merger or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by consent of Abazias’ stockholders in opposition to or in competition with the consummation of the Merger, (iii) become a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with respect to any voting securities of Abazias for the purpose of opposing or competing with the consummation of the Merger or (iv) unless required by Applicable Law, make any press release, public announcement or other non-confidential communication with respect to the business or affairs of Abazias or Abazias, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Abazias. In addition, the Securityholder agrees not to take, or commit or agree to take, any action inconsistent with the foregoing.

Section 1.03. Proxy Revocation. The Securityholder hereby revokes any and all previous proxies granted with respect to the Securities.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

The Securityholder represents and warrants to Abazias:

Section 2.01. Authorization. The Securityholder has duly executed and delivered this Agreement, and the execution, delivery and performance by the Securityholder of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby are within the powers and legal capacity of the Securityholder and have been duly authorized by all necessary action. Assuming accuracy of the representation set forth in Section 3.01, this Agreement is a valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 2.02. Non-Contravention. The execution, delivery and performance by the Securityholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Securityholder, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Securityholder is entitled in respect of the Securities under any provision of any agreement or other instrument binding on the Securityholder or (iii) result in the imposition of any Lien on any of the Securities (other than the Lien created hereunder).

Section 2.03. Ownership of Securities. The Securityholder is the record or beneficial owner of the Securities issued and outstanding as of the date hereof, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Securities). None of the Securities is subject to any voting trust or other agreement or arrangement with respect to the voting of the Securities.

Section 2.04. Total Securities. Except for the Securities set forth on the signature page hereto, the Securityholder does not beneficially own any (i) shares of capital stock or voting securities of Abazias, (ii) securities of Abazias convertible into or exchangeable for shares of capital stock or voting securities of Abazias or (iii) options or other rights to acquire from Abazias any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Abazias.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT

Abazias represents and warrants to the Securityholder:

Section 3.01. Authorization. Abazias has duly executed and delivered the Merger Agreement and this Agreement, and the execution, delivery and performance by Abazias of the Merger Agreement and this Agreement and the consummation by Abazias of the transactions contemplated thereby and hereby are within the corporate powers of Abazias and have been duly authorized by all necessary corporate action. Each of the Merger Agreement and this Agreement constitutes a valid and binding agreement of Abazias, enforceable against Abazias in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE 4
COVENANTS OF THE SECURITYHOLDER

The Securityholder hereby covenants and agrees that so long as this Agreement is in effect:

Section 4.01. No Proxies for or Encumbrances on Securities. The Securityholder shall not, without the prior written consent of Abazias, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Securities or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities during the term of this Agreement (other than the deemed disposition of Company Options upon exercise thereof and the sale of Company Stock received upon exercise of Company Options). The Securityholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Abazias promptly, and to provide all details requested by Abazias, if the Securityholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Notwithstanding the foregoing, Section 4.01 shall not prohibit a transfer of Securities by the Securityholder (i) to any member of its immediate family, or to a trust for the benefit of the Securityholder or any member of its immediate family, (ii) upon the death of the Securityholder, or (iii) if the Securityholder is a partnership or limited liability company, to one or more partners or members of the Securityholder or to an affiliated corporation under common control with the Securityholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Abazias, to be bound by the terms of this Agreement.

Section 4.02. Other Offers. The Securityholder shall not directly or indirectly take any action that is prohibited under the Merger Agreement with respect to actions to be taken by Abazias and its Representatives.

Section 4.03. Waiver of Certain Actions. The Securityholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Abazias, Merger Subsidiary, Abazias or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (i) challenging the validity of or seeking to enjoin the operation of any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of Abazias in connection with the Merger Agreement or the transactions contemplated thereby.

ARTICLE 5
MISCELLANEOUS

Section 5.01. Further Assurances. Abazias and the Securityholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, to consummate and make effective the transactions contemplated by this Agreement.
Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement, and all rights or obligations of the parties under this Agreement shall immediately terminate, except as provided in Section 5.13 hereof.

Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04. Successors and Assigns; Obligations of Securityholder. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.05. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE SECURITYHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 5.06. Entire Agreement. This Agreement, together with the Merger Agreement and other documents incorporated therein, appended thereto or contemplated thereby, constitutes the complete, final and exclusive statement of the agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as between Abazias, on the one hand, and the Securityholder, on the other hand, when each such party shall have received counterparts hereof signed by each such other party.

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that Abazias would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.11 Certain Disclosures. Securityholder hereby authorizes Abazias and Abazias to publish and disclose in any proxy statement or prospectus relating to the Merger Agreement and the Merger and in the registration statement relating to the shares of preferred stock of OmniReliant to be received by Abazias Stockholders in the Merger (including any and all documents and schedules filed with the SEC relating thereto or in connection therewith), its identity and ownership of Securities and the nature of its commitments, arrangements and understandings pursuant to this Agreement and any other information that Abazias reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement.

Section 5.12 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Abazias, to the appropriate address for notice thereto set forth in the Merger Agreement and (ii) if to the Securityholder, to the appropriate address set forth underneath the Securityholder’s name on the signature page hereto.

Section 5.13. Securityholder Capacity. The Securityholder signs solely in the Securityholder’s capacity as the record holder or beneficial owner of the Securities and nothing in this Agreement shall limit or affect any actions taken by the Securityholder in the Securityholder’s capacity as an officer or director of Abazias. This Section 5.13 shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Abazias, Inc., a Delaware corporation

By: /s/ Oscar Rodriguez
Name: Oscar Rodriguez
Title: CEO and Director

/s/ Jesus Diaz
Jesus Diaz
Number of shares of Company Stock: 375,000